Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002

I, Andrew L. Guggenhime, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, that, to my knowledge:

1.	the Annual Report of Dermira, Inc. on Form 10‑K for the year ended December 31, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	the information contained in such Form 10‑K fairly presents, in all material respects, the financial condition and results of operations of Dermira, Inc.

Date: February 28, 2017	By:	/s/ Andrew L. Guggenhime
Andrew L. Guggenhime Chief Operating Officer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)